UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 12, 2004 (Date of earliest event reported)

RADYNE COMSTREAM INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-11685	11-2569467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3138 East Elwood Street, Phoenix, Arizona 85034

(Address of Principal Executive Offices) (Zip Code)

(602) 437-9620

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

ITEM 1. CHANGE IN CONTROL OF REGISTRANT AND
ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE (COMBINED)
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4

ITEMS 1 and 5.

Our majority stockholders, Stetsys Pte. Ltd., and Stetsys US, Inc. (parent and subsidiary of one another), have entered into binding agreements with institutional investors to sell their 9,676,800 shares of the Company’s common stock at a price of $9.25 per share. The closing of the transaction is subject to normal and customary conditions and is expected to occur on Thursday, February 19, 2004. The “road show” presentation prepared by the Company for use in the marketing of the shares is attached to this Form 8-K as Exhibit 99.1. A set of summary “risk factors” that readers should consider when reading the “road show” presentation is attached to this Form 8-K as Exhibit 99.2. A reconciliation pursuant to Regulation G of certain EBIT information is attached to this Form 8-K as Exhibit 99.3. The text of the press release announcing the transaction is attached to this Form 8-K as Exhibit 99.4.

The shares sold in the transaction will be subject to securities law restrictions on their subsequent resale. However, pursuant to a registration rights agreement, the Company has agreed to register these shares for resale with applicable regulatory authorities. The form of registration rights agreement is attached to this Form 8-K as Exhibit 10.1.

Following the transaction, it is anticipated that no single stockholder will own a majority of the Company’s outstanding securities. No immediate changes in the composition of the Board of Directors are expected in connection with the transaction. Members of the Board originally appointed by Stetsys Pte. Ltd. will remain on the Board until such directors resign, are otherwise removed, or their successors are duly elected by a vote of the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADYNE COMSTREAM INC. (Registrant)

/s/ Garry Kline

(Signature) Garry Kline Chief Financial Officer

Date: February 17, 2004

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Registration Rights Agreement dated February 12, 2004, between Radyne ComStream, Inc., Stetsys Pte. Ltd., Stetsys US, Inc., and certain institutional purchasers
99.1	Radyne Comstream Road Show Presentation to Investors
99.2	Forward-Looking Statements and Risk Factors
99.3	Reconciliation of EBIT Information Pursuant to Regulation G
99.4	Radyne ComStream Inc. Press Release dated February 13, 2004